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                                                                      Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Dominion Homes, Inc. on Form S-8 (File Nos. 333-26817 and 333-40051) of our report dated February 2, 1998, on our audits of the financial statements of Dominion Homes, Inc. as of December 31, 1997, and 1996 and for the years ended December 31, 1997, 1996 and 1995, which report is included in the Annual Report on Form 10-K.


                                             Coopers & Lybrand L.L.P.


Columbus, Ohio
March 30, 1998